UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 1, 2021

CEL-SCI CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado	001-11889	84-0916344
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8229 Boone Blvd., #802

Vienna, VA 22182

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (703) 506-9460

N/A

(Former name or former address if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Securities Holders.

The annual meeting of CEL-SCI’s shareholders was held on July 1, 2021. At the meeting the following persons were elected as directors for the upcoming year:

Name	Votes For	Votes Against	Broker Non-Votes
Geert Kersten	14,762,163	1,105,807	9,654,456
Peter Young	12,922,010	2,945,960	9,654,456
Bruno Baillavoine	14,210,050	1,657,920	9,654,456
Robert Watson	14,230,777	1,637,193	9,654,456

At the meeting the following were approved by CEL-SCI’s shareholders:

(2)	the adoption of CEL-SCI’s 2021 Non-Qualified Stock Option Plan which provides that up to 1,800,000 shares of common stock may be issued upon the exercise of options granted pursuant to the Plan; and

(3)	the appointment of BDO USA, LLP as CEL-SCI’s independent registered public accounting firm for the fiscal year ending September 30, 2021.

The following is a tabulation of votes cast with respect to proposals 2 and 3:

Proposal	Votes For	Votes Against	Abstain	Broker Non-Votes
(2)	11,685,526	3,844,502	337,942	9,654,456
(3)	25,069,133	236,969	216,324	-

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEL-SCI CORPORATION

Date: July 1, 2021	By:	/s/ Geert Kersten
Geert Kersten
Chief Executive Officer

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